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                                                                  EXHIBIT 10.13


                            MYCO PHARMACEUTICALS INC.

                              STANDSTILL AGREEMENT


         THIS AGREEMENT, dated as of February 9, 1995, is between Pfizer, Inc. a Delaware corporation ("Pfizer"), and Myco Pharmaceuticals Inc., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS on the date hereof, Pfizer is acquiring 2,700,000 shares of Series D Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series D Preferred Stock") for investment purposes pursuant to the terms of a Series D Preferred Stock Purchase Agreement, dated as of the date hereof (the "Series D Agreement");

         WHEREAS in connection with the transactions contemplated by the Series D Agreement, Pfizer, the Company and certain other stockholders of the Company are entering into a Second Amended and Restated Voting and Co-Sale Agreement, dated as of the date hereof (the "Voting and Co-Sale Agreement"); and

         WHEREAS the execution and delivery of this Agreement by Pfizer is a condition precedent to the Company's obligations under the Series D Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES


         Pfizer hereby represents and warrants to the Company as follows:

                  (a) Pfizer has full legal right, power and authority to enter into and perform this Agreement. The execution and delivery of this Agreement by Pfizer and the consummation by Pfizer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of Pfizer. This Agreement is a valid and binding obligation of Pfizer enforceable against Pfizer in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
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                  (b) Neither the execution and delivery of this Agreement by
Pfizer nor the consummation by Pfizer of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or by-laws of Pfizer, any statute, law, regulation, order or decree applicable to Pfizer, or any contract, commitment, agreement, arrangement or restriction of any kind to which Pfizer is a party or by which Pfizer is bound.

                                   ARTICLE II

                          LIMITATIONS AND RESTRICTIONS


         Section 2.01 Restrictions on Certain Actions by Pfizer. Except pursuant to the rights of first refusal under the terms of the Series D Agreement or upon conversion of the Series D Preferred Stock into shares of the common stock, $0.001 par value per share ("Common Stock"), of the Company, Pfizer agrees that during the term of this Agreement, Pfizer will not, nor will it permit any of its affiliates or associates (as such terms are used in Rule 12b-2 of the Securities Exchange Act of 1934 (the "Exchange Act"), these terms to have such meaning throughout this Agreement), from and after the date that such person becomes an affiliate or associate unless in any such case specifically invited to do so by the Board of Directors of the Company, to:

                  (a) acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire by purchase, by gift, by joining a partnership, limited partnership, syndicate or other "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) or otherwise, any (i) assets, businesses or properties of the Company other than in the ordinary course of business pursuant to the express terms of the Collaborative Research Agreement and the License Option, License and Royalty Agreement, each dated the date hereof, between Pfizer and the Company, or (ii) shares of Common Stock, any additional shares of the Series D Preferred Stock or any other Company securities convertible into, exchangeable for or exercisable for Common Stock (all such securities, collectively, "Voting Securities");

                  (b) participate in the formation or encourage the formation of, or join or in any way participate with, any "person" (as such term is used in Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act of 1933 (the "Securities Act"), such term to have such meaning throughout this Agreement) which owns or seeks to acquire beneficial ownership of the Voting Securities;

                  (c) solicit, or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Agreement) with respect to the Company;



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                  (d) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or induce any other person to initiate any stockholder proposal;

                  (e) seek to place any representative on the Board of Directors of the Company, except as a holder of Series D Preferred Stock pursuant to the Voting and Co-Sale Agreement, or seek to have called any meeting of the stockholders of the Company;

                  (f) deposit any Voting Securities in a voting trust or, unless specifically contemplated by this Agreement, the Series D Agreement or the Voting and Co-sale Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

                  (g) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of the Company or solicit, propose, seek to effect or negotiate with any other person (including, without limitation, the Company) with respect to any form of business combination or other extraordinary transaction with the Company or any of its subsidiaries or any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to the Company or any of its subsidiaries, solicit, make or propose or negotiate with any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any securities of the Company or any of its subsidiaries, or publicly disclose an intent, purpose, plan or proposal with respect to the Company, any of its subsidiaries or any securities or assets of the Company or any of its subsidiaries, that would violate the provisions of this Section 2.01, or assist, participate in, facilitate or solicit any effort or attempt by any person to do so or seek to do any of the foregoing; or

                  (h) request the Company (or its directors, officers, employees or agents) to amend or waive any provision of this Agreement (including, without limitation, this Section 2.01(h)) or otherwise seek any modification to or waiver of any of the agreements or obligations of Pfizer, its affiliates or its associates under this Agreement.

                  Section 2.02 Voting. In connection with all matters subject to the vote of security holders of the Company during the term of this Agreement, Pfizer shall, and shall direct its associates and affiliates to, vote all the Voting Securities owned by them (a) in accordance with the recommendation of the Company's Board of Directors with respect to such matter, or (b) in the absence of a recommendation, in the same proportion as the votes cast by all other holders of the Voting Securities with respect to such matter.


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                                   ARTICLE III

                                  MISCELLANEOUS


         Section 3.01 Interpretation. For all purposes of this Agreement, the term Company Common Stock shall include any securities of any issuer entitled to vote generally for the election of directors of such issuer which securities the holders of the Company Common Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of the Company, (ii) any consolidation, merger or share exchange of the Company with or into another corporation or
(iii) any sale or substantially all the assets of the Company.

         Section 3.02 Enforcement. (a) Pfizer acknowledges and agrees that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company may be entitled at law or in equity.

                  (b) No failure or delay on the part of the Company in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         Section 3.03 Entire Agreement. This Agreement, together with the applicable provisions of the Series D Agreement and the Voting and Co-Sale Agreement, constitutes the entire understanding of the parties with respect to the transactions contemplated by them. This Agreement may be amended only by an agreement in writing executed by all the parties.

         Section 3.04 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

         Section 3.05 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

         Section 3.06 Counterparts. This Agreement may be executed in two or more counterparts, and each such executed counterpart will be an original instrument.

         Section 3.07 Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement and all legal process in regard to this Agreement


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will be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail postage paid.

if to the Company:              Myco Pharmaceuticals, Inc.
                                One Kendall Square
                                Building 300, Third Floor
                                Cambridge, MA 02139

with a copy to:                 Peter F. Demuth, Esq.
                                Mintz, Levin, Cohn,
                                Ferris, Glovsky and Popeo, P.C.
                                One Financial Center
                                Boston, MA  02111
                                Fax: (617) 542-2241

if to Pfizer:                   Pfizer, Inc.
                                235 E. 42nd Street
                                New York, NY 10017

with copies to:                 Joshua A. Kalkstein, Esq.
                                Senior Corporate Counsel - Research
                                Legal Division
                                Pfizer Inc.
                                Eastern Point Road
                                Groton, CT  06340

or to such other address or telecopy number as any party may, from time to time, designate in a written notice given in a like manner. Notice by telecopy shall be deemed delivered on the day telephone confirmation of receipt is given.

         Section 3.08 Successors and Assigns. This Agreement shall bind the successors and assigns of the parties, and inure to the benefit of any successor or assign of any of the parties; provided, however, that no party may assign this Agreement without the other party's prior written consent.

         Section 3.09 Term. The term of this Agreement shall be the period from the date first referred to above through and including February 9, 2010.

         Section 3.10 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the law of The Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                                                   MYCO PHARMACEUTICALS INC.



                                                   By:__________________________



                                                   PFIZER, INC.



                                                   By:__________________________


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